Exhibit 99.2

Apple Inc.

Q3 2008 Unaudited Summary Data

	Q2 2008		Q3 2007		Q3 2008		Sequential Change		Year/Year Change
	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	884	$3,268	824	$2,680	1,134	$3,435	28%	5%	38%	28%
Europe	627	1,780	393	1,160	576	1,648	-8%	-7%	47%	42%
Japan	118	424	81	258	102	365	-14%	-14%	26%	41%
Retail	458	1,451	330	915	476	1,445	4%	0%	44%	58%
Other Segments (1)	202	589	136	397	208	571	3%	-3%	53%	44%

Total Operating Segments	2,289	$7,512	1,764	$5,410	2,496	$7,464	9%	-1%	41%	38%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	856	$1,352	634	$956	943	$1,373	10%	2%	49%	44%
Portables (3)	1,433	2,142	1,130	1,577	1,553	2,237	8%	4%	37%	42%

Subtotal CPUs	2,289	3,494	1,764	2,533	2,496	3,610	9%	3%	41%	43%
iPod	10,644	1,818	9,815	1,570	11,011	1,678	3%	-8%	12%	7%
Other Music Related Products and Services (4)		881		608		819		-7%		35%
iPhone and Related Products & Services (5)	1,703	378	270	5	717	419	-58%	11%	166%	N/M
Peripherals and Other Hardware		412		308		437		6%		42%
Software, Service and Other Sales		529		386		501		-5%		30%

Total Apple		$7,512		$5,410		$7,464		-1%		38%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(3)	Includes MacBook, iBook, MacBook Air, MacBook Pro and PowerBook product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

N/M: Not Meaningful